PROMISSORY NOTE

$10,000.00 June 3, 2011

FOR VALUE RECEIVED, the undersigned, PEARLBRITE CONCEPTS, INC., a Florida Corporation ("Maker") promises to pay to the order of PEARL WHITE PROFESSIONAL TEETH WHITENING LLC, a Florida Limited Liability Company and/or its assigns ("Holder"), at 2950 W Cypress Creek Rd Suite 102 Ft Lauderdale, FL 33309 or at such other place as may be designated by the Holder, the principal sum of Ten Thousand Dollars and No/100 Dollars ($10,000.00). The payment on this Promissory Note shall be made in 4 monthly payments of $2,500.00, first payment is due on July 3, 2011 and the remaining 3 monthly payments are due on the 3rd of each month thereafter. If the payment of principal or interest is not paid within 10 calendar days after the due date, Maker shall pay a late charge of five percent (5%) of the payment. If the payment is not paid within fifteen (15) calendar days of its due date a default shall occur and legal action may be taken by the Holder.

If there is a default in the payment of this Promissory Note (including, without limitation, failure of the Maker to make payment due under this Promissory Note within 15 calendar days after the date upon which the payment was due), the amount then remaining unpaid shall become immediately due and collectible without notice and shall bear interest at the maximum rate permitted by applicable law from such time until paid. Failure to exercise this option shall not waive the right to exercise it in the event of a subsequent default.

This Promissory Note may be prepaid in whole or in part without penalty at any time.

This Promissory Note may not be assumed. Upon the sale or other transfer of the assets of the business known as "PEARLBRITE" and "PEARL WHITE PROFESSIONAL TEETH WHITENING" or the sale or transfer of any membership interest of the Corporate Maker consisting of any interest in the Corporate Maker all outstanding principal and interest under this Promissory Note shall be due and payable to Holder. It is agreed that the Maker shall have the ability to Setoff any monies owed under this Note against any monies that may be due and owing by the Maker as a result of liabilities, claims or obligations regarding the business known as "PEARLBRITE" and "PEARL WHITE PROFESSIONAL TEETH WHITENING" which existed on or before June 3, 2011, or which arise out of facts or circumstances existing on or before June 3, 2011.

The Maker waives presentment, demand, notice of nonpayment and protest, and if suit is brought for its collection, or this Promissory Note is placed in the hands of an attorney for collection, Holder shall be entitled to receive from Maker, and Maker shall immediately pay upon demand, all reasonable attorney's fees, costs and expenses of Holder, whether at trial, on appeal or in bankruptcy.

If any portion of this Promissory Note is declared invalid or unenforceable, the remaining provisions of this Promissory Note shall be unimpaired and this Promissory Note shall be construed as if such invalid or unenforceable provision had not been inserted. The total liability

for payment of interest as expressed in this Promissory Note shall not exceed the limits imposed by the usury laws of the State of Florida, and any amount paid in excess of such limits shall be applied to the unpaid principal balance of this Promissory Note.

This Promissory Note shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder. This Promissory Note is to be construed and enforced in accordance with and governed by the laws of the State of Florida, without regard to principles of conflicts of law. Venue and jurisdiction of all actions relating to the performance or interpretation of this Promissory Note shall be brought only in the courts of the State of Florida located in Broward County. The Maker consents to personal jurisdiction in the courts described in this paragraph for the purpose of all actions, and waives all objections to venue and the right to assert that a court chosen under this paragraph is improper based on the doctrine of forum non conveniens.

Payment under this Promissory Note is secured by the assets of the business known as "PEARLBRITE" and "PEARL WHITE PROFESSIONAL TEETH WHITENING" pursuant to a Security Agreement of even date herewith (the "Security Agreement"). Any default under this Promissory Note shall constitute a default under the Security Agreement. Any default under the Security Agreement shall constitute a default under this Promissory note.

PEARLBRITE CONCEPTS, INC.,

BY: ______________________ - President

LEONARD TUCKER, PRESIDENT